Exhibit 99.1

IHEARTMEDIA, INC. REPORTS

RESULTS FOR 2015 THIRD QUARTER

San Antonio, TX, November 5, 2015 – iHeartMedia, Inc. (OTCBB: IHRT) today reported financial results for the third quarter ended September 30, 2015.

“We continue to leverage our entire company’s expansive portfolio of products, media platforms, content and personalities to enable advertisers and partners to engage seamlessly with consumers around the world,” said Bob Pittman, Chairman and Chief Executive Officer. “At iHeartMedia, we are building on the power of sound, social and mobile to redefine the future of consumer media and entertainment. In September, our fifth annual iHeartRadio Music Festival generated more buzz than ever with over 7 billion social media impressions, ahead of the Big Game Half Time Show for the third consecutive year and ahead of the Academy Awards. At outdoor, we continue to prove the value of outdoor to local, national and global advertisers through our industry-leading innovation and creativity.”

“We succeeded this quarter in delivering revenue growth across iHeartMedia, Americas outdoor and International outdoor,” said Rich Bressler, President, Chief Operating Officer and Chief Financial Officer. “We continue to strengthen our capabilities across technology and sales, all through a lens of strong financial discipline. Additionally, our past proactive steps in addressing our capital structure needs and upcoming maturities enable us to focus on running the company as efficiently as possible.”

Key Financial Highlights

The Company’s key financial highlights for the third quarter 2015 include:

•	Consolidated revenues increased slightly, excluding the unfavorable impact from movements in foreign exchange rates. On a reported basis, consolidated revenue decreased 3% to $1.6 billion.

•	iHeartMedia revenues increased $22 million, or 3%, excluding political revenue. On a reported basis, revenues increased $16 million, or 2%.

•	Americas outdoor revenues increased $4 million, or 1%, excluding the unfavorable impact from movements in foreign exchange rates. On a reported basis, revenues decreased $3 million, or 1%.

•	International outdoor revenues increased $5 million, or 1%, excluding the unfavorable impact from movements in foreign exchange rates. On a reported basis, revenues decreased $43 million, or 11%.

•	OIBDAN[1] decreased 4%, excluding the unfavorable impact from movements in foreign exchange rates and on a reported basis.

Note: OIBDAN1 calculation excludes approximately $5.8 million of incremental lease expense from sale-leaseback transactions related to the sale of certain broadcast communications tower sites and two office buildings.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

iHeartMedia

•	Generated a record 7.3 billion social media impressions for the fifth annual iHeartRadio Music Festival in Las Vegas, putting the iconic music event’s social activity ahead of the Big Game Half Time Show for the third consecutive year and ahead of the Academy Awards. Nearly half of the social activity took place on Twitter, followed by 30% on Facebook and 20% on Instagram. Millennials made up approximately 60% of the social media users and #iHeartRadio trended worldwide, nationally and locally across more than 80 cities.

•	Surpassed 75 million iHeartRadio registered users as of September 30, 2015, growing 35% year over year, while cumulative downloads and upgrades during the same time period increased to nearly 750 million. iHeartRadio’s total listening hours were up 21% compared to the third quarter of 2014 and mobile represented 63% of iHeartRadio’s total listening hours.

•	Announced the return of the 11-city “iHeartRadio Jingle Ball 2015 Tour Presented by Capital One,” marking both the first time the tour will carry a national title sponsor and the first year of Capital One sponsorship. Additional partners of a tour event include: Allstate Insurance Company, Macy’s, The CW Network and Verizon, with multi-market partner, ULTA® Beauty.

•	Signed a multi-year broadcast partnership for The CW to remain the exclusive television broadcaster of the iHeartRadio Music Festival and the Annual Holiday iHeartRadio Jingle Ball Tour.

•	Introduced Radio Disney, the only 24-hour radio network devoted to families, on iHeartRadio, a collaboration that will include cross-platform promotion opportunities and development of joint broadcast/digital initiatives.

•	Launched iHeartRadio’s new Windows 10 app that introduces new exclusive features, such as Cortana voice-activated search integration, Live Tiles and easy music downloading for Groove Music Pass subscribers, as well as the full suite of iHeartRadio features.

•	Named Kenny Day as SVP, Political Sales and Strategy, overseeing iHeartMedia’s political and advocacy efforts by building a Washington D.C.-based team focused on working with political and issue advertisers as well as advertising agencies to create custom strategies, campaigns and content that leverage the unparalleled reach and power of iHeartMedia.

•	Named Steve Mills as iHeartMedia Inc.’s Chief information Officer, responsible for all aspects of the information technology structure for both iHeartMedia and Clear Channel Outdoor, working closely with all of its businesses and divisions to ensure the alignment and optimization of the entire company’s technology systems.

Outdoor

•	Installed 15 new digital billboards in North America for an end of quarter total of 1,220 across 38 markets (over 1,300 including Latin America) and 724 new digital displays in international markets for an end of quarter total of over 5,000 displays.

•	Partnered with Vistar Media to use location data from mobile devices to understand consumer behavior, and then deliver relevant messages to these screens using Vistar’s ad serving platform. The partnership underscores Americas outdoor’s dedication to using technology and data to connect its screens with digital media strategies and buyers.

•	Launched multi-year partnership with Vertical Bridge for the management and marketing of antenna and small cell site deployment on Americas outdoor billboards and other out-of-home assets in 45 of the top 50 U.S. markets – covering more geography and out-of-home inventory than any other such agreement in the U.S.

•	Created one of the longest digital out-of-home advertising sites in Europe. The site, located on London’s Cromwell Road, is nearly 80 yards long with six consecutive 96-sheet screens sold together as single advertising opportunity.

•	Won two contracts in Switzerland, including a street furniture contract in Lucerne (launching in Q1 2016) and a transport contract in Zurich (launching in Q1 2017).

•	Named Dan Levi Chief Marketing Officer for Americas Outdoor, leading the business’s overall marketing strategy and execution, including advancing digital integration capabilities, new partnerships and ad sales strategies.

Revenues, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2015	2014	Change	2015	2014	Change
Revenue[1]
iHM	$846,865	$830,509	2.0%	$2,385,367	$2,307,193	3.4%
Americas Outdoor	347,336	350,464	(0.9%)	984,485	985,420	(0.1%)
International Outdoor	348,941	392,330	(11.1%)	1,049,654	1,173,830	(10.6%)
Other	39,358	61,096	(35.6%)	114,860	149,818	(23.3%)
Eliminations	(2,986)	(4,365)		(10,429)	(13,525)

Consolidated revenue	$1,579,514	$1,630,034	(3.1%)	$4,523,937	$4,602,736	(1.7%)

Operating expenses[1,2]
iHM	$520,876	$504,150	3.3%	$1,499,033	$1,447,180	3.6%
Americas Outdoor	208,611	212,544	(1.9%)	617,540	624,600	(1.1%)
International Outdoor	296,664	327,903	(9.5%)	882,700	983,725	(10.3%)
Other	28,323	35,348	(19.9%)	91,409	109,722	(16.7%)
Eliminations	(2,986)	(4,365)		(10,429)	(13,525)

Consolidated operating expenses	$1,051,488	$1,075,580	(2.2%)	$3,080,253	$3,151,702	(2.3%)

OIBDAN1
iHM	$325,989	$326,359	(0.1%)	$886,334	$860,013	3.1%
Americas Outdoor	138,725	137,920	0.6%	366,945	360,820	1.7%
International Outdoor	52,277	64,427	(18.9%)	166,954	190,105	(12.2%)
Other	11,035	25,748	(57.1%)	23,451	40,096	(41.5%)
Corporate[1,3]	(70,031)	(75,287)		(220,346)	(224,371)

Consolidated OIBDAN	$457,995	$479,167	(4.4%)	$1,223,338	$1,226,663	(0.3%)

Revenues, Operating Expenses and OIBDAN by Segment Excluding Movements in Foreign Exchange1

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2015	2014	Change	2015	2014	Change
Revenue[1]
iHM	$846,865	$830,509	2.0%	$2,385,367	$2,307,193	3.4%
Americas Outdoor	354,472	350,464	1.1%	1,000,512	985,420	1.5%
International Outdoor	397,300	392,330	1.3%	1,212,055	1,173,830	3.3%
Other	39,358	61,096	(35.6%)	114,860	149,818	(23.3%)
Eliminations	(2,986)	(4,365)		(10,429)	(13,525)

Consolidated revenue	$1,635,009	$1,630,034	0.3%	$4,702,365	$4,602,736	2.2%

Operating expenses[1,2]
iHM	$520,876	$504,150	3.3%	$1,499,033	$1,447,180	3.6%
Americas Outdoor	214,487	212,544	0.9%	630,970	624,600	1.0%
International Outdoor	341,531	327,903	4.2%	1,026,016	983,725	4.3%
Other	28,323	35,348	(19.9%)	91,409	109,722	(16.7%)
Eliminations	(2,986)	(4,365)		(10,429)	(13,525)

Consolidated operating expenses	$1,102,231	$1,075,580	2.5%	$3,236,999	$3,151,702	2.7%

OIBDAN[1]
iHM	$325,989	$326,359	(0.1%)	$886,334	$860,013	3.1%
Americas Outdoor	139,985	137,920	1.5%	369,542	360,820	2.4%
International Outdoor	55,769	64,427	(13.4%)	186,039	190,105	(2.1%)
Other	11,035	25,748	(57.1%)	23,451	40,096	(41.5%)
Corporate[1,4]	(70,761)	(75,287)		(223,522)	(224,371)

Consolidated OIBDAN	$462,017	$479,167	(3.6%)	$1,241,844	$1,226,663	1.2%

Certain prior period amounts have been reclassified to conform to the 2015 presentation of financials throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding effects of foreign exchange to revenues; (iii) expenses excluding lease expense arising from sale-leaseback transactions and other expenses to expenses; (iv) direct operating and SG&A expenses excluding effects of foreign exchange to expenses; (v) OIBDAN excluding effects of foreign exchange to OIBDAN; (vi) revenues excluding effects of political advertising revenues to revenues; (vii) corporate expenses excluding non-cash compensation expenses and other expenses to corporate expenses; and (viii) OIBDAN to net income (loss). See also the definition of OIBDAN under the Supplemental Disclosure section in this release.
[2]	The Company’s operating expenses include direct operating expenses and SG&A expenses and exclude lease expense arising from sale-leaseback transactions and amortization of deferred system implementation costs.
[3]	Includes Corporate for Clear Channel Outdoor Holdings, Inc. of $26 million and $32 million for the three months ended September 30, 2015 and 2014, respectively and $81 million and $92 million for the nine months ended September 30, 2015 and 2014, respectively.
[4]	Includes Corporate for Clear Channel Outdoor Holdings, Inc. of $27 million and $32 million for the three months ended September 30, 2015 and 2014, respectively and $84 million and $92 million for the nine months ended September 30, 2015 and 2014, respectively.

Third Quarter 2015 Results

Consolidated

Consolidated revenues increased slightly to $1.6 billion during the third quarter 2015 compared to the third quarter 2014 after adjusting for a $55 million unfavorable impact from movements in foreign exchange rates. On a reported basis, consolidated revenue decreased 3%.

After adjusting for a $51 million favorable impact of movements in foreign exchange rates, consolidated operating expenses2 increased $27 million, or 2%, in the third quarter. On a reported basis, consolidated operating expenses decreased $24 million or 2%.

After adjusting for the movements in foreign exchange rates, the Company’s OIBDAN1 was down 4% in the third quarter, compared to the same period in 2014. Included in the 2015 third quarter OIBDAN were $13 million of operating expenses and $4 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, compared to $10 million and $8 million of such expenses in the prior year, respectively. Excluded from OIBDAN calculation is approximately $5.8 million of incremental lease expense from sale-leaseback transactions related to the sale of certain broadcast communications tower sites and two office buildings. On a reported basis, OIBDAN was down 4% to $458 million for the quarter.

The Company’s consolidated net loss was $213 million in the third quarter of 2015 compared to a consolidated net loss of $108 million in the same period of 2014.

iHeartMedia

iHeartMedia revenues increased $22 million, or 3%, excluding political advertising revenues. On a reported basis, revenues increased $16 million, or 2%, during the third quarter 2015 as compared to the third quarter 2014 driven primarily by sponsorship revenue related to the iHeartRadio Music Festival, barter and trade revenue and digital revenue. Partially offsetting these increases was a decrease in political advertising revenues, lower core broadcast radio revenue and prior year revenue from the radio towers sold this year during the second quarter of 2015.

Operating expenses increased $17 million, or 3%, during the third quarter 2015 as compared to the third quarter 2014 primarily due to higher barter and trade, investments in national and digital sales capabilities, higher commissions related to higher revenue and higher music license and performance royalties. These increases were partially offset by lower spending on revenue and efficiency initiatives.

OIBDAN was flat at $326 million for the third quarter of 2015 as compared to the third quarter of 2014, and includes $5 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $5 million in the 2014 period.

Americas Outdoor

Americas outdoor revenues increased $4 million, or 1%, during the third quarter 2015 as compared to the third quarter 2014 after adjusting for a $7 million unfavorable impact from movements in foreign exchange rates. Growth was driven primarily by higher revenues from our Spectacolor and street furniture businesses, partially offset by lower advertising revenues from our static and digital bulletins and posters. On a reported basis, revenues decreased $3 million, or 1%.

Operating expenses increased $2 million during the third quarter 2015 as compared to the third quarter 2014 after adjusting for a $6 million favorable impact from movements in foreign exchange rates. The increase was primarily due to higher variable site lease expenses related to the increase in revenues. On a reported basis, operating expenses decreased $4 million, or 2%.

OIBDAN increased $2 million, or 1%, during the third quarter 2015 as compared to the third quarter 2014, after adjusting for a $1 million unfavorable impact from movements in foreign exchange rates. On a reported basis, OIBDAN was up $1 million, or 1%.

International Outdoor

International outdoor revenues increased $5 million, or 1%, during the third quarter 2015 as compared to the third quarter 2014 after adjusting for a $48 million unfavorable impact from movements in foreign exchange rates. The increase in revenue was driven primarily by growth in certain European countries, including the UK, Norway and Italy, partially offset by a decrease in other countries, including France. On a reported basis, revenues decreased $43 million, or 11%.

Operating expenses increased $14 million, or 4%, during the third quarter 2015 as compared to the third quarter 2014 after adjusting for a $45 million impact from movements in foreign exchange rates. Operating expenses increased primarily due to site lease termination fees incurred in connection with strategic efficiency initiatives and higher compensation expense. On a reported basis, operating expenses decreased $31 million, or 10%.

OIBDAN decreased $9 million, or 13%, during the third quarter 2015 as compared to the third quarter 2014 after adjusting for a $3 million unfavorable impact from movements in foreign exchange rates. OIBDAN in the third quarter 2015 includes $7 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $2 million in the 2014 period. On a reported basis, OIBDAN was down $12 million, or 19%.

Liquidity and Financial Position

For the nine months ended September 30, 2015, cash flow used in operating activities was $363 million, cash flow provided by investing activities totaled $174 million, cash flow provided by financing activities was $127 million, and the effect of exchange rate changes on cash totaled $12 million. The net decrease in cash was $74 million.

Capital expenditures for the nine months ended September 30, 2015 were approximately $192 million compared to $195 million in the nine months ended September 30, 2014.

On December 11, 2014, the Parent announced that its subsidiary had entered into an agreement with Vertical Bridge Acquisitions, LLC for the sale of up to 411 of our broadcast communications tower sites. On April 3, 2015, the Company’s Parent and certain of the Company’s subsidiaries completed the first closing for the sale of 367 of the Company’s broadcast communications tower sites and related assets for $369.2 million. Simultaneous with the sale, the Company entered into lease agreements for the continued use of 360 of the towers sold. Upon completion of the transaction, the Company realized a net gain of $207.2 million, of which $108.1 million will be deferred and recognized over the lease term. On July 16, 2015, the Company’s Parent and certain of the Company’s subsidiaries completed the second closing for the sale of an additional nine of the Company’s broadcast communication tower sites and related assets for approximately $5.9 million. Simultaneous with the sale, the Company entered into lease agreements for the continued use of seven of the towers sold. Upon completion of the second closing, the Company realized a net gain of $4.4 million, of which $1.7 million will be deferred and recognized over the lease term. The leases entered into as a part of these transactions are for a term of fifteen years and include three optional five-year renewal periods.

During the three months ended September 30, 2015, iHeartCommunications, Inc. (as subsidiary of iHeartMedia, Inc.) borrowed $190 million under the Receivables Based Facility and used the borrowings for general corporate purposes.

The senior secured credit facilities require iHeartMedia to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities) for the preceding four quarters. iHeartCommunications’ secured debt consists of the senior secured credit facilities, the receivables based credit facility, the priority guarantee notes and certain other secured subsidiary debt. As required by the definition of consolidated EBITDA in iHeartCommunications’ senior secured credit facilities, iHeartCommunications’ consolidated EBITDA for the preceding four quarters of $1.9 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income, net plus share-based compensation and is further adjusted for the following items: (i) costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses and severance; (iii) non-cash charges; (iv) cash received from nonconsolidated affiliates; and (v) various other items.

The following table reflects a reconciliation of consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities) to operating income and net cash provided by operating activities for the four quarters ended September 30, 2015:

Four Quarters Ended
(In millions)	September 30,
Note numbers may not sum due to rounding	2015
Consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities)	$1,888.4
Less adjustments to consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities):
Costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(59.6)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in iHeartCommunications’ senior secured credit facilities)	(32.2)
Non-cash charges	(20.1)
Other items	(9.2)
Less: Depreciation and amortization, Impairment charges, Other operating income, net, and Share-based compensation expense	(647.1)

Operating income	1,120.2
Plus: Depreciation and amortization, Impairment charges, Gain (loss) on disposal of operating and fixed assets, and Share-based compensation expense	635.8
Less: Interest expense	(1,785.9)
Less: Current income tax expense	(43.1)
Plus: Other income, net	10.9
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	69.0
Change in assets and liabilities, net of assets acquired and liabilities assumed	(96.5)

Net cash provided by operating activities	$(89.6)

The maximum ratio permitted under this financial covenant was 8.75:1 for the four quarters ended September 30, 2015. At September 30, 2015, the ratio was 6.6:1.

Conference Call

iHeartMedia, Inc. along with its wholly owned subsidiary, iHeartCommunications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will host a conference call to discuss results on November 5, 2015, at 8:30 a.m. Eastern Time. The conference call number is (800) 260-0718 (U.S. callers) and (651) 291-1170 (International callers) and the passcode for both is 371859. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 371859. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 - Financial Highlights of iHeartMedia, Inc. and Subsidiaries

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$1,579,514	$1,630,034	$4,523,937	$4,602,736
Operating expenses:
Direct operating expenses	627,842	648,409	1,821,626	1,890,967
Selling, general and administrative expenses	428,967	427,259	1,269,318	1,260,823
Corporate expenses	74,542	78,202	232,422	233,104
Depreciation and amortization	166,320	175,865	505,167	524,798
Impairment charges	21,631	35	21,631	4,937
Other operating income, net	6,914	47,172	98,694	45,709

Operating income	267,126	347,436	772,467	733,816
Interest expense	453,921	432,616	1,348,649	1,304,335
Loss on marketable securities	(5,000)	—	(4,421)	—
Equity in income (loss) of nonconsolidated affiliates	(857)	3,955	(1,216)	(9,388)
Loss on extinguishment of debt	—	(4,840)	(2,201)	(56,259)
Other income (expense), net	(17,976)	2,617	18,126	16,315

Loss before income taxes	(210,628)	(83,448)	(565,894)	(619,851)
Income tax expense	(2,841)	(24,376)	(81,523)	(92,142)

Consolidated net loss	(213,469)	(107,824)	(647,417)	(711,993)
Less: Amount attributable to noncontrolling interest	8,448	7,028	13,932	13,679

Net loss attributable to the Company	$(221,917)	$(114,852)	$(661,349)	$(725,672)

For the three months ended September 30, 2015, foreign exchange rate movements decreased the Company’s revenues by $55 million and decreased direct operating expenses by $38 million and SG&A expenses by $13 million. For the nine months ended September 30, 2015, foreign exchange rate movements decreased the Company’s revenues by $178 million and decreased direct operating expenses by $116 million and SG&A expenses by $40 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for September 30, 2015 and December 31, 2014:

(In millions)	September 30,	December 31,
	2015	2014
Cash	$382.8	$457.0
Total Current Assets	2,165.6	2,180.1
Net Property, Plant and Equipment	2,342.1	2,699.1
Total Assets	13,459.2	14,040.2
Current Liabilities (excluding current portion of long-term debt)	1,216.8	1,360.7
Long-term Debt (including current portion of long-term debt)	20,588.4	20,326.0
Shareholders’ Deficit	(10,474.0)	(9,665.2)

TABLE 3 - Total Debt

At September 30, 2015 and December 31, 2014, iHeartMedia, Inc. had total debt of:

(In millions)	September 30,	December 31,
	2015	2014
Senior Secured Credit Facilities	$6,300.0	$7,231.2
Receivables Based Facility	190.0	—
Priority Guarantee Notes	6,274.8	5,324.8
Subsidiary Revolving Credit Facility due 2018	—	—
Other Secured Subsidiary Debt	16.4	19.3

Total Secured Debt	12,781.2	12,575.3
Senior Notes due 2021	1,695.1	1,661.7
iHeartCommunications Legacy Notes	667.9	667.9
Senior Notes due 2018	730.0	730.0
Subsidiary Senior Notes due 2022	2,725.0	2,725.0
Subsidiary Senior Subordinated Notes due 2020	2,200.0	2,200.0
Other Subsidiary Debt	0.2	1.0
Purchase accounting adjustments and original issue discount	(211.0)	(234.9)

Total long-term debt (including current portion of long-term debt)	$20,588.4	$20,326.0

The current portion of long-term debt was $2 million and $4 million as of September 30, 2015 and December 31, 2014, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months ended September 30, 2015 and 2014. The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses, lease expense arising from sale-leaseback transactions and amortization of deferred system implementation costs as well as the following line items presented in its Statement of Comprehensive Loss: Income tax benefit; Other income (expense), net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income, net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and net income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, equity compensation structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income and net loss, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (in which a foreign currency adjustment is made to show the 2015 actual foreign revenues, expenses and

OIBDAN at average 2014 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding the effects of foreign exchange to revenues; (iii) Expenses excluding lease expense arising from sale-leaseback transactions and other expenses to Expenses; (iv) Expenses excluding the effects of foreign exchange to expenses; (v) OIBDAN excluding the effects of foreign exchange to OIBDAN; (vi) Revenues excluding effects of political advertising revenue to revenues; (vii) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (viii) OIBDAN to net loss.

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating (income) expense, net	Impairment charges	Sale- leaseback expense	Other adjustments	OIBDAN
Three Months Ended September 30, 2015
iHM	$261,260	$—	$59,408	$—	$—	$5,170	$151	$325,989
Americas Outdoor	88,604	—	50,121	—	—	—	—	138,725
International Outdoor	10,713	—	41,564	—	—	—	—	52,277
Other	5,139	—	5,896	—	—	—	—	11,035
Impairment Charges	(21,631)	—	—	—	21,631	—	—	—
Corporate	(83,873)	2,991	9,331	—	—	604	916	(70,031)
Other operating income, net	6,914	—	—	(6,914)	—	—	—	—

Consolidated	$267,126	$2,991	$166,320	$(6,914)	$21,631	$5,774	$1,067	$457,995

Three Months Ended September 30, 2014
iHM	$266,922	$—	$59,359	$—	$—	$—	$78	$326,359
Americas Outdoor	86,617	—	51,303	—	—	—	—	137,920
International Outdoor	16,652	—	47,775	—	—	—	—	64,427
Other	17,359	—	8,389	—	—	—	—	25,748
Impairment Charges	(35)	—	—	—	35	—	—	—
Corporate	(87,251)	2,246	9,039	—	—	—	679	(75,287)
Other operating expense, net	47,172	—	—	(47,172)	—	—	—	—

Consolidated	$347,436	$2,246	$175,865	$(47,172)	$35	$—	$757	$479,167

Nine Months Ended September 30, 2015
iHM	$695,922	$—	$179,721	$—	$—	$10,247	$444	$886,334
Americas Outdoor	215,371	—	151,574	—	—	—	—	366,945
International Outdoor	41,993	—	124,961	—	—	—	—	166,954
Other	2,278	—	21,173	—	—	—	—	23,451
Impairment Charges	(21,631)	—	—	—	21,631	—	—	—
Corporate	(260,160)	7,918	27,738	—	—	1,640	2,518	(220,346)
Other operating income, net	98,694	—	—	(98,694)	—	—	—	—

Consolidated	$772,467	$7,918	$505,167	$(98,694)	$21,631	$11,887	$2,962	$1,223,338

Nine Months Ended September 30, 2014
iHM	$681,021	$—	$178,914	$—	$—	$—	$78	$860,013
Americas Outdoor	209,958	—	150,862	—	—	—	—	360,820
International Outdoor	46,110	—	143,995	—	—	—	—	190,105
Other	14,333	—	25,763	—	—	—	—	40,096
Impairment Charges	(4,937)	—	—	—	4,937	—	—	—
Corporate	(258,378)	8,064	25,264	—	—	—	679	(224,371)
Other operating expense, net	45,709	—	—	(45,709)	—	—	—	—

Consolidated	$733,816	$8,064	$524,798	$(45,709)	$4,937	$—	$757	$1,226,663

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2015	2014		2015	2014
Consolidated revenue	$1,579,514	$1,630,034	(3%)	$4,523,937	$4,602,736	(2%)
Excluding: Foreign exchange decrease	55,495	—		178,428	—

Revenue excluding effects of foreign exchange	$1,635,009	$1,630,034	0%	$4,702,365	$4,602,736	2%

Americas Outdoor revenue	$347,336	$350,464	(1%)	$984,485	$985,420	(0%)
Excluding: Foreign exchange decrease	7,136	—		16,027	—

Americas Outdoor revenue excluding effects of foreign exchange	$354,472	$350,464	1%	$1,000,512	$985,420	2%

International Outdoor revenue	$348,941	$392,330	(11%)	$1,049,654	$1,173,830	(11%)
Excluding: Foreign exchange decrease	48,359	—		162,401	—

International Outdoor revenue excluding effects of foreign exchange	$397,300	$392,330	1%	$1,212,055	$1,173,830	3%

Reconciliation of Expenses excluding Lease expense arising from Sale-leaseback transactions and Other expenses to Expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2015	2014		2015	2014
Consolidated expense	$1,056,809	$1,075,668	(2%)	$3,090,944	$3,151,790	(2%)
Excluding: Lease expense arising from sale-leaseback transactions	(5,170)	—		(10,247)	—
Excluding: Amortization of deferred system implementation costs	(151)	(78)		(444)	(78)
Eliminations	—	(10)		—	(10)

Expenses excluding lease expense arising from sale-leaseback transactions and other expenses to Expenses	$1,051,488	$1,075,580	(2%)	$3,080,253	$3,151,702	(2%)

iHM expense	$526,197	$504,228	4%	$1,509,724	$1,447,258	4%
Excluding: Lease expense arising from sale-leaseback transactions	(5,170)	—		(10,247)	—
Excluding: Amortization of deferred system implementation costs	(151)	(78)		(444)	(78)

iHM Expenses excluding lease expense arising from sale-leaseback transactions and other expenses to Expenses	$520,876	$504,150	3%	$1,499,033	$1,447,180	4%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2015	2014		2015	2014
Consolidated expense	$1,056,809	$1,075,668	(2%)	$3,090,944	$3,151,790	(2%)
Excluding: Lease expense arising from sale-leaseback transactions	(5,170)	—		(10,247)	—
Excluding: Amortization of deferred system implementation costs	(151)	(78)		(444)	(78)
Excluding: Foreign exchange decrease	50,743	—		156,746	—
Eliminations	—	(10)		—	(10)

Consolidated expense excluding effects of foreign exchange	$1,102,231	$1,075,580	2%	$3,236,999	$3,151,702	3%

Americas Outdoor expense	$208,611	$212,544	(2%)	$617,540	$624,600	(1%)
Excluding: Foreign exchange decrease	5,876	—		13,430	—

Americas Outdoor expense excluding effects of foreign exchange	$214,487	$212,544	1%	$630,970	$624,600	1%

International Outdoor expense	$296,664	$327,903	(10%)	$882,700	$983,725	(10%)
Excluding: Foreign exchange decrease	44,867	—		143,316	—

International Outdoor expense excluding effects of foreign exchange	$341,531	$327,903	4%	$1,026,016	$983,725	4%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2015	2014		2015	2014
Consolidated OIBDAN	$457,995	$479,167	(4%)	$1,223,338	$1,226,663	(0%)
Excluding: Foreign exchange decrease	4,022	—		18,506	—

OIBDAN excluding effects of foreign exchange	$462,017	$479,167	(4%)	$1,241,844	$1,226,663	1%

Americas Outdoor OIBDAN	$138,725	$137,920	1%	$366,945	$360,820	2%
Excluding: Foreign exchange decrease	1,260	—		2,597	—

Americas Outdoor OIBDAN excluding effects of foreign exchange	$139,985	$137,920	1%	$369,542	$360,820	2%

International Outdoor OIBDAN	$52,277	$64,427	(19%)	$166,954	$190,105	(12%)
Excluding: Foreign exchange decrease	3,492	—		19,085	—

International Outdoor OIBDAN excluding effects of foreign exchange	$55,769	$64,427	(13%)	$186,039	$190,105	(2%)

Corporate OIBDAN	$(70,031)	$(75,287)	(7%)	$(220,346)	$(224,371)	(2%)
Excluding: Foreign exchange decrease	(730)	—		(3,176)	—

Corporate OIBDAN excluding effects of foreign exchange	$(70,761)	$(75,287)	(6%)	$(223,522)	$(224,371)	(0%)

Reconciliation of Revenues excluding Effects of Political Advertising Revenue to Revenues

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2015	2014		2015	2014
Consolidated revenue	$1,579,514	$1,630,034	(3%)	$4,523,937	$4,602,736	(2%)
Excluding: Political revenue	(6,634)	(18,565)		(17,363)	(41,242)

Consolidated revenue excluding effects of political revenue	$1,572,880	$1,611,469	(2%)	$4,506,574	$4,561,494	(1%)

iHM revenue	$846,865	$830,509	2%	$2,385,367	$2,307,193	3%
Excluding: Political revenue	(4,346)	(10,178)		(11,966)	(25,242)

iHM revenue excluding effects of political revenue	$842,519	$820,331	3%	$2,373,401	$2,281,951	4%

Americas Outdoor revenue	$347,336	$350,464	(1%)	$984,485	$985,420	(0%)
Excluding: Political revenue	(943)	(1,124)		(2,531)	(2,898)

Americas Outdoor revenue excluding effects of political revenue	$346,393	$349,340	(1%)	$981,954	$982,522	(0%)

Other revenue	$39,358	$61,096	(36%)	$114,860	$149,818	(23%)
Excluding: Political revenue	(1,345)	(7,263)		(2,866)	(13,101)

Revenue excluding effects of political revenue	$38,013	$53,833	(29%)	$111,994	$136,717	(18%)

Reconciliation of Corporate Expenses excluding Non-cash compensation and Other expenses to Corporate Expenses

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2015	2014		2015	2014
Corporate Expense	$74,542	$78,202	(5%)	$232,422	$233,104	(0%)
Less: Non-cash compensation expense	(2,991)	(2,246)		(7,918)	(8,064)
Less: Amortization of system implementation costs	(916)	(679)		(2,518)	(679)
Less: Lease expense arising from sale-leaseback transactions	(604)	—		(1,640)	—
Less: Corporate eliminations	—	10		—	10

	$70,031	$75,287	(7%)	$220,346	$224,371	(2%)

Reconciliation of OIBDAN to Net Loss

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2015	2014		2015	2014
OIBDAN	$457,995	$479,167	(4%)	$1,223,338	$1,226,663	(0%)
Non-cash compensation expense	2,991	2,246		7,918	8,064
Depreciation and amortization	166,320	175,865		505,167	524,798
Impairment charges	21,631	35		21,631	4,937
Amortization of deferred system implementation costs	1,067	757		2,962	757
Lease expense arising from sale-leaseback transactions	5,774	—		11,887	—
Other operating income, net	6,914	47,172		98,694	45,709

Operating income	267,126	347,436		772,467	733,816
Interest expense	453,921	432,616		1,348,649	1,304,335
Loss on marketable securities	(5,000)	—		(4,421)	—
Equity in earnings (loss) of nonconsolidated affiliates	(857)	3,955		(1,216)	(9,388)
Loss on extinguishment of debt	—	(4,840)		(2,201)	(56,259)
Other income (expense), net	(17,976)	2,617		18,126	16,315

Loss before income taxes	(210,628)	(83,448)		(565,894)	(619,851)
Income tax expense	(2,841)	(24,376)		(81,523)	(92,142)

Consolidated net loss	(213,469)	(107,824)		(647,417)	(711,993)
Less: Amount attributable to noncontrolling interest	8,448	7,028		13,932	13,679

Net loss attributable to the Company	$(221,917)	$(114,852)		$(661,349)	$(725,672)

About iHeartMedia, Inc.

iHeartMedia, Inc. (OTCBB: IHRT) is one of the leading global multi-platform media and entertainment companies specializing in radio, digital, out-of-home, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers. Its iHeartMedia division has the largest reach of any radio or television outlet in America, serving over 150 cities through 856 owned radio stations in addition to its iHeartRadio digital platform. Its publicly traded Clear Channel Outdoor Holdings, Inc. division (NYSE: CCO) is one of the world’s largest out-of-home advertising companies, with more than 640,000 displays in over 40 countries across five continents, including 45 of the 50 largest markets in the United States. More information is available at www.iheartmedia.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Effie Epstein

Senior Vice President – Planning and Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries, including iHeartMedia Capital I, LLC, iHeartCommunications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations and other liquidity-generating transactions to make payments on its indebtedness; weak or uncertain global economic conditions; changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; and risks that the Company may not achieve or sustain anticipated cost savings from strategic revenue and efficiency initiatives. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of iHeartMedia, Inc.’s, Clear Channel Outdoor Holdings, Inc.’s, iHeartMedia Capital I, LLC’s and iHeartCommunications, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.